UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2015

Q LOTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 N Kingsbury St. #1810, Chicago, IL 60654

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (312) 379-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

Agreements

1. On September 15, 2015, Q Lotus Holdings Inc. (the “Company”) obtained all rights, title, and interest in participation to an HSBC trading platform together with its partner, Harvesttime Worldwide Oil Trust London, LLC (“Harvesttime”) for a $200,000.00 USD investment. The interest of the Company in the investment will permit the Company to have access to the trading platform of HSBC.

2. On September 11, 2015, the Company and Harvesttime entered into a financial instrument service agreement (the “Agreement”) with Wild Stallions, LLC (the “Provider”), a Kansas Limited Liability Company. Pursuant to the Agreement, the Provider, in consideration of payment by the Company of a provider fee of $1,500,000, is obligated to arrange for the deposit of $500,000,0000.00 USD (the “Instrument Services”) with a bank (the “Issuing Bank”), which is to be Northern Trust Bank, HSBC, or similar quality bank agreed to by the Company. The Instrument Services are to be held in a blocked account at the Issuing Bank for one year and a day. The full Agreement is attached hereto as Exhibit 10.61 and incorporated herein by reference. Although the Agreement has been fully executed, the $1,500,000 provider fee has not yet been made and there can be no assurance that it will be made. The Company will keep investors informed of the status of the payment of the provider fee by a further filing on Form 8-K.

Exhibit	Description

10.61	Financial instrument service agreement between Q Lotus, Inc./Harvesttime Worldwide Oil Trust London, LLC and Wild Stallions LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: September 30, 2015

	By:	/s/ Gary A. Rosenberg
	Name:	Gary Rosenberg
	Title:	Chief Executive Officer